Exhibit 99.1

Pope Resources Reports First Quarter Loss of $123,000

POULSBO, Wash.--(BUSINESS WIRE)--April 29, 2009--Pope Resources (Nasdaq:POPE) reported a net loss attributable to unitholders of $123,000, or 3 cents per diluted ownership unit, on revenue of $5.0 million for the quarter ended March 31, 2009. This compares to net income attributable to unitholders of $941,000, or $0.20 per diluted ownership unit, on revenue of $6.3 million for the comparable period in 2008.

Cash provided by operations for the quarter ended March 31, 2009 was $764,000, compared to $497,000 for the first quarter of 2008, with the year-over-year improvement resulting from a decline in cash used to fund working capital.

“Ongoing weakness in both our log and real estate markets eroded revenue and operating profit for the first quarter of 2009 compared to the same period in 2008,” said David L. Nunes, President and CEO. “As was the case in 2008, rather than push a ‘normal’ log volume onto relatively depressed markets, we are responding to the current market conditions by reducing our planned annual timber harvest to 37 million board feet (MMBF), nearly 30% below our estimated long-term sustainable harvest level of 52 MMBF. With the continued slump in the housing market, and its indirect impact on our markets for raw land and logs, 2009 is shaping up to be a tough year for all our business segments.”

Operating income for our Fee Timber segment was off by 40%, declining from $2.3 million in 2008 to $1.4 million in 2009. Roughly half this reduction was a function of an 8% decline in log harvest volume, which fell from 9.5 MMBF in 2008 to 8.7 MMBF in 2009. The remaining decline in operating income was driven by an 11% drop in log prices, which fell from $538 per thousand board feet (MBF) in the first quarter of 2008 to $477 per MBF in the first quarter of 2009. The impact of these reductions in volume and price was mitigated in part by lower per MBF harvest and haul costs.

Both of our other segments, Timberland Management & Consulting and Real Estate, posted operating losses for the first quarter of 2009 that were slightly improved from last year’s first quarter. Timberland Management & Consulting posted a first quarter operating loss of $104,000 in 2009 compared to an operating loss of $198,000 in 2008. The Real Estate operating loss for the current quarter was $459,000 compared to an operating loss of $500,000 in 2008.

The financial schedules attached to this earnings release provide detail on individual segment results and operating statistics.

About Pope Resources

Pope Resources, a publicly traded limited partnership and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage over 400,000 acres of timberland and development property in Washington and Oregon. In addition, we provide forestry consulting and timberland investment management services to third-party owners and managers of timberland in Washington, Oregon, and California. We also manage, co-invest in, and consolidate two timberland investment funds that we manage for a fee. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include conditions in the housing construction and wood-products markets that affect demand for our products; factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property, including changes in those regulations; labor, equipment and transportation costs that affect our net income; the impacts of natural disasters on our timberlands and on surrounding areas; and our ability to discover and to accurately estimate liabilities associated with our properties. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Risk Factors." Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

Pope Resources, A Delaware Limited Partnership
Unaudited

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(all amounts in $000's, except per unit amounts)

	Three months ended March 31,
	2009	2008

Revenues	4,979	$6,340
Costs and expenses:
Cost of sales	(2,198)	(2,679)
Operating expenses	(2,822)	(2,956)
Operating income (loss)	(41)	705
Interest income	69	395
Interest expense	(617)	(634)
Capitalized interest	305	308
SLARS impairment	(60)	-
Income (loss) before income taxes	(344)	774
Income tax expense	-	(57)
Net income (loss)	(344)	717
Net loss attributable to noncontrolling interest Timber Fund I, LP	219	224
Net loss attributable to noncontrolling interest Timber Fund II, Inc.	2	-
Net income (loss) attributable to Pope Resources' unitholders	$(123)	$941

Average units outstanding - Basic	4,654	4,672
Average units outstanding - Diluted	4,654	4,749

Basic net income (loss) per unit	$(0.03)	$0.20
Diluted net income (loss) per unit	$(0.03)	$0.20

	CONDENSED CONSOLIDATED BALANCE SHEETS
	(all amounts in $000's)

	31-Mar-09	31-Dec-08
Assets:
Cash and cash equivalents	$15,213	$17,978
Other current assets	2,049	1,868
Total current assets	17,262	19,846
Roads and timber, net	92,254	92,753
Properties and equipment, net	48,392	47,946
Auction rate securities	3,578	3,619
Other assets	1,232	1,247
Total	$162,718	$165,411
Liabilities and equity:
Current liabilities	$3,784	$3,581
Long-term debt, excluding current portion	26,872	28,169
Other long-term liabilities	1,465	1,490
Total liabilities	32,121	33,240
Partners' capital	86,140	87,817
Accumulated other comprehensive income	19	-
Noncontrolling interests	44,438	44,354
Total	$162,718	$165,411

RECONCILIATION BETWEEN NET INCOME AND CASH FLOWS FROM OPERATIONS
(all amounts in $000's)

	Three months ended March 31,
	2009	2008

Net income (loss)	$(344)	$717
Added back:
Depletion	569	655
Timber depletion on HBU sale	-	126
SLARS impairment	60	-
Depreciation and amortization	204	188
Other non-cash charges to income (loss)	415	376
Cost of land sold	-	173
Change in operating accounts	(140)	(1,738)
Cash provided by operations	$764	$497

	SEGMENT INFORMATION
	(all amounts in $000's)

	Three months ended March 31,
	2009	2008

Revenues:
Pope Resources	$4,520	$5,452
ORM Timber Funds	1	108
Total Fee Timber	4,521	5,560
Timberland Management & Consulting (TM&C)	208	224
Real Estate	250	556
Total	4,979	6,340
Operating income (loss):
Fee Timber	1,366	2,281
TM&C	(104)	(198)
Real Estate	(459)	(500)
General & administrative	(844)	(878)
Total	$(41)	$705

	SELECTED STATISTICS

	Three months ended March 31,
	2009	2008
Log sale volumes (thousand board feet):
Sawlogs
Douglas-fir	7,530	7,202
Whitewood	65	512
Cedar	64	68
Hardwood	119	201
Pulp
All species	967	1,526
Total	8,745	9,509

Average price realizations (per thousand board feet):
Sawlogs
Douglas-fir	508	572
Whitewood	306	471
Cedar	798	1,257
Hardwood	475	639
Pulp
All species	227	357
Overall	477	538

Owned timber acres	114,000	114,000
Acres under management	291,000	290,000
Capital expenditures ($000's)	780	1,985
Depletion ($000's)	569	781
Depreciation and amortization ($000's)	204	188
Debt to total capitalization (excludes noncontrolling interest)	25%	24%

	QUARTER TO QUARTER COMPARISONS
	(Amounts in $000's except per unit data)

	Q1 2009 vs. Q1 2008	Q1 2009 vs. Q4 2008
	Total	Total

Net income (loss) attributable to Pope Resources' unitholders:
1st Quarter 2009	$(123)	$(123)
4th Quarter 2008		(1,439)
1st Quarter 2008	941
Variance	$(1,064)	$1,316

Detail of earnings variance:
Fee Timber
Log price realizations (A)	$(535)	$(144)
Log volumes (B)	(411)	3,292
Depletion	86	(541)
Production costs	81	(1,150)
Other Fee Timber	(136)	(226)
Timberland Management & Consulting
Management fee changes	(17)	-
Other Timberland Mgmnt & Consulting	111	(5)
Real Estate
Land sales	(137)	(932)
Timber depletion on HBU sale	126	352
Other Real Estate	52	465
General & administrative costs	34	191
Net interest expense	(312)	(81)
Other (taxes, noncontrolling int., impairment)	(6)	95
Total change in earnings	$(1,064)	$1,316

(A) Price variance calculated by extending the change in average realized price by current period volume.
(B) Volume variance calculated by extending change in sales volume by the average log sales price for the comparison period.

CONTACT:
Pope Resources
Tom Ringo, VP & CFO, 360-697-6626
Fax: 360-697-1156